UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 5, 2015

PBF LOGISTICS LP
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36446	35-2470286
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Sylvan Way, Second Floor
Parsippany, New Jersey 07054
(Address of the Principal Executive Offices) (Zip Code)

(973) 455-7500
(Registrant’s Telephone Number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

Contribution Agreement

On May 5, 2015, PBF Logistics LP (the "Partnership"), a consolidated subsidiary of PBF Energy Inc. ("PBF Energy"), entered into a Contribution Agreement with PBF Energy Company LLC ("PBF LLC"), a subsidiary of PBF Energy. Pursuant to the Contribution Agreement, PBF LLC has agreed to contribute to the Partnership all of the issued and outstanding limited liability company interests of Delaware Pipeline Company LLC ("DPC") and Delaware City Logistics Company LLC ("DCLC"), for total consideration payable to PBF LLC of $143 million, consisting of $112.5 million of cash and $30.5 million of Partnership common units, or 1,288,420 common units.  The cash consideration will be funded by the Partnership with $40.0 million in proceeds from certain expected financing transactions, sale of approximately $0.7 million in marketable securities and $71.8 million in borrowings under the Partnership's revolving credit facility. The Partnership will borrow an additional $0.7 million under its revolving credit facility to repay $0.7 million of its outstanding term loan in order to release the $0.7 million in marketable securities that had collateralized the Partnership’s term loan.

DPC is a wholly-owned subsidiary of PBF Holding Company LLC ("PBF Holding"), whose sole operating asset is the Delaware City Products Pipeline. The Delaware City Products Pipeline consists of a 23.4 mile, 16-inch interstate petroleum products pipeline with capacity in excess of 125,000 barrels per day (“bpd”) located at PBF Holding's subsidiary's Delaware City, Delaware refinery. The pipeline transports refined petroleum products from the Delaware City refinery to Sunoco Logistics Partners, L.P.’s (“Sunoco Logistics”) Twin Oaks pump station in Delaware County, PA, with connections to Buckeye Partners, L.P.’s Laurel pipeline and Sunoco Logistics’ northeast pipeline systems that serve Western Pennsylvania and New York. DCLC is a wholly-owned subsidiary of Delaware City Refining Company LLC, a wholly-owned subsidiary of PBF Holding. DCLC's assets at closing will consist of a 15-lane, 76,000 bpd capacity truck loading rack utilized to distribute gasoline, distillates and liquefied petroleum gas located at the Delaware City refinery.

As part of the transactions contemplated by the Contribution Agreement, PBF Holding, a wholly-owned subsidiary of PBF LLC, will distribute all of the equity interests of DPC and DCLC to PBF LLC immediately prior to the contribution by PBF LLC to the Partnership. The closing of the Contribution Agreement is subject to customary closing conditions of the parties, including receipt of the proceeds contemplated by the expected financing transactions. In addition, in connection with the closing, the parties and certain of their affiliates will, among other things, enter into (i) a pipeline services agreement that will provide a minimum throughput commitment of approximately 50,000 bpd, and have an initial term of ten years; (ii) a terminaling services agreement that will provide a minimum throughput commitment of approximately 30,000 bpd of gasoline, diesel and heating oil, and a minimum throughput commitment of approximately 5,000 bpd of propane and propylene, and have an initial term of ten years; and (iii) amendments to the Partnership’s existing Second Amended and Restated Omnibus Agreement and Second Amended and Restated Operation and Management Services and Secondment Agreement. The closing of the transactions contemplated by the Contribution Agreement is expected to occur on or about May 15, 2015.

Each of the parties to the Contribution Agreement is a direct or indirect subsidiary of PBF Energy. As a result, certain individuals, including officers of PBF Energy and officers and directors of PBF Logistics GP LLC ("PBF GP"), the general partner of the Partnership, serve as officers and/or directors of one or more of such entities. PBF Energy, through its consolidated subsidiaries, currently (as of the date of this Current Report on Form 8-K) owns 1,284,524 common units and 15,886,553 subordinated units of the Partnership, collectively representing a 52.1% limited partner interest in the Partnership based on the number of common units and subordinated units outstanding. PBF Energy also indirectly owns the general partner interest in the Partnership, through its control and ownership of PBF GP, and all of the Partnership’s incentive distribution rights.

The Conflicts Committee of the Board of Directors of PBF GP, which is comprised of independent directors and was advised by Tudor, Pickering, Holt & Co. Advisors, LLC, its independent financial advisor ("TPH"), and Vinson & Elkins LLP, its legal counsel, approved the terms and conditions of the Contribution Agreement. In approving the terms of the Contribution Agreement, the Conflicts Committee based its decision in part on an opinion from TPH that the consideration to be paid by the Partnership in exchange for the equity interests in DPC and DCLC is fair, from a financial point of view, to the common unit holders of the Partnership other than PBF Energy and its affiliates.

The foregoing description is not complete and is subject to and qualified in its entirety by reference to the full text of the Contribution Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The Contribution Agreement contains representations and warranties that the parties to the Contribution Agreement made solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in disclosure schedules that the parties exchanged in connection with signing the Contribution Agreement. In addition, these representations and warranties (i) may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may apply materiality standards different from what may be viewed as material to investors and (iii) were made only as of the date of the Contribution Agreement or as of such other date or dates as may be specified in the Contribution Agreement. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Contribution Agreement, which subsequent information may or may not be fully reflected in the Partnership’s public disclosures. Investors are urged not to rely on such representations and warranties as characterizations of the actual state of facts or circumstances at this time or any other time.

Item 7.01.    Regulation FD Disclosure

On May 5, 2015, the Partnership issued a press release announcing that it entered into the Contribution Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and will not be incorporated by reference into any filing under the Securities Act or the Exchange Act, unless specifically identified therein as being incorporated therein by reference.

Forward-Looking Statements

Statements contained in Exhibit 99.1 to this report reflecting the Partnership’s or its management’s expectations or predictions relating to future plans, results, performance, achievements and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the Partnership’s control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the Partnership’s filings with the U.S. Securities and Exchange Commission. All forward-looking statements speak only as of the date hereof. The Partnership undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.
2.1 Contribution Agreement dated as of May 5, 2015 by and between PBF Energy Company LLC and PBF Logistics LP
99.1 Press release dated May 5, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 5, 2015

PBF Logistics LP
By:	PBF Logistics GP LLC, its general partner

By:	/s/ Jeffrey Dill
Name:	Jeffrey Dill
Title:	Authorized Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Contribution Agreement dated as of May 5, 2015 by and between PBF Energy Company LLC and PBF Logistics LP
99.1	Press release dated May 5, 2015